Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, $0.00001 par value, of Trxade Group, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing.

R.S.N., LLC

By:	/s/ Darshan Ram
Name:	Darshan Ram
Title:	Manager
Date:	August 1, 2019

Darshan Ram

By:	/s/ Darshan Ram
Name:	Darshan Ram
Date:	August 1, 2019

Savitri Ram

By:	/s/ Savitri Ram
Name:	Savitri Ram
Date:	August 1, 2019